Exhibit 99.1

Assertio Reports Fourth Quarter and Full Year 2025 Financial Results

Delivers FY2025 Net Product Sales and Adjusted EBITDA Above Guidance

Expects Net Product Sales between $110M-$125M and Adjusted EBITDA between $28M-$40M in FY2026

LAKE FOREST, IL. – March 16, 2026 – Assertio Holdings, Inc. (“Assertio” or the “Company”) (Nasdaq: ASRT), a pharmaceutical company with comprehensive commercial capabilities offering differentiated products designed to address patients’ needs, today reported financial results for the fourth quarter and full year ended December 31, 2025.

Mark Reisenauer, Chief Executive Officer, stated: “Our core asset, Rolvedon, continues to represent a meaningful revenue opportunity, as reflected in both our 2025 results and 2026 outlook, and our strong commercial infrastructure and market access capabilities provide a platform to expand and build an oncology portfolio in a disciplined way.

Since taking over as CEO, I’ve taken a close look at our business to understand where we have a real advantage and where we need to stay disciplined. That has reinforced our focus on finding products that leverage our existing capabilities rather than pursuing on-market specialty product acquisitions, which we do not view as a sustainable path for long-term growth. Our priorities are clear: leverage our core strengths, allocate capital thoughtfully, and build a differentiated oncology franchise that drives durable shareholder value.”

Fourth Quarter 2025 Financial Highlights

▪Rolvedon net product sales were $0.4 million for the fourth quarter of 2025, down from $15.4 million in the prior-year quarter. The expected decline in sales was driven by the sell-in, executed in the third quarter of 2025, which covered the next two quarters of demand to ensure uninterrupted patient supply of Rolvedon as product was transitioned to a new distribution partner and operations were consolidated under a single commercial entity. Rolvedon continues to be a leader in market share in the Medicare Part B clinic space and sales under the new label are expected to begin in the second quarter of 2026.
▪Sympazan net product sales grew to $3.1 million for the fourth quarter of 2025 from $2.5 million in the prior-year quarter, driven by higher volume and favorable payor mix.
▪Indocin net product sales were $5.5 million for both the fourth quarter of 2025 and the prior-year quarter, with volume decline from generic competition offset by higher net pricing.
▪Gross margin1 was 75%, up from 61% in the prior-year quarter, primarily due to the impact of sales product mix as well as inventory write-downs taken in the prior-year quarter.
▪SG&A expenses were $13.1 million, down from $21.4 million in the prior-year quarter, reflecting lower legal expenses following completion of litigation-related initiatives and lower personnel expenses as a result of restructuring activities in the fourth quarter.
▪Adjusted EBITDA2 was a loss of $4.1 million for the fourth quarter of 2025, compared with earnings of $3.4 million in the prior-year quarter, driven primarily by the impact of lower Rolvedon net product sales.
▪Cash, cash equivalents, and short-term investments totaled $63.4 million as of December 31, 2025, compared to $93.4 million as of September 30, 2025 primarily reflecting impacts from the Rolvedon third quarter sell-in. Cash and cash equivalents will be impacted by working capital variability from the Rolvedon sell-in through the first quarter of 2026.

Full-Year 2025 Financial Highlights

•Rolvedon net product sales were $68.2 million for full-year 2025, up from $60.1 million in the prior year. The increase was primarily driven by higher volume, including the third quarter sell-in activity, and a $5.4 million favorable adjustment to prior period returns reserve established in connection with the Spectrum acquisition, partially offset by lower net pricing.
1 Gross margin represents the ratio of net product sales less cost of sales to net product sales.
2 See "Non-GAAP financial measures" below for information about reconciling Adjusted EBITDA to Net Loss.

•Sympazan net product sales grew to $11.3 million for full-year 2025 from $10.5 million in the prior year, driven by higher volume, partially offset by unfavorable payor mix.
•Indocin net product sales were $18.9 million for full-year 2025, down from $26.8 million in the prior year, reflecting expected volume and pricing impacts from previously announced generic competition.
•Gross margin was 70% in 2025, up from 68% in the prior year, primarily due to a year-over-year decrease in inventory write-downs, and prior year inventory step-up amortization not repeating.
•SG&A expenses were $69.0 million for full-year 2025, down from $75.1 million in the prior year, driven by lower legal costs following completion of litigation-related initiatives, a one-time benefit from employee retention tax credits, and lower personnel-related expenses, partially offset by non-recurring Otrexup decommercialization costs.
•Adjusted EBITDA3 for full-year 2025 was $22.7 million, up from $18.3 million in the prior year, driven primarily by the impacts of lower SG&A expenses and favorable gross margin.
•Cash, cash equivalents, and short-term investments totaled $63.4 million as of December 31, 2025, compared to $100.1 million as of December 31, 2024, primarily reflecting working capital impacts from the Rolvedon third quarter sell-in and cash transferred with the divestment of Assertio Therapeutics.

2026 Full Year Financial Guidance

Assertio announced its initial 2026 operating guidance as follows:

Net Product Sales (GAAP)	$110.0 Million to $125.0 Million
Adjusted EBITDA (Non-GAAP)	$28.0 Million to $40.0 Million

Financial Highlights (unaudited):

	Three Months Ended December 31,		Year Ended December 31,
(in millions, except per share amounts)	2025	2024	2025	2024
Net Product Sales (GAAP)	$12.8	$29.6	$117.1	$120.8
Net Loss (GAAP)	$(11.9)	$(10.5)	$(30.4)	$(21.6)
Diluted Net Loss Per Share (GAAP)*	$(1.86)	$(1.65)	$(4.74)	$(3.40)
Adjusted EBITDA (Non-GAAP)[3]	$(4.1)	$3.4	$22.7	$18.3
Adjusted Earnings Per Share (Non-GAAP)*[3]	$(1.06)	$0.01	$1.42	$0.90
(*) Diluted net loss per share and Adjusted earnings per share for the three months ended December 31, 2024 and the year ended December 31, 2024 have been adjusted to reflect the 1-for-15 reverse stock split effected on December 26, 2025.

Conference Call and Investor Presentation Information

Assertio’s management will host a conference call to discuss its fourth quarter and full year 2025 financial results today:

Date:	3/16/2026
Time:	4:30 p.m. Eastern Time
Webcast (live and archive):	http://investor.assertiotx.com/overview/default.aspx (Events & Webcasts, Investor Page)
Dial-in numbers:	1-646-307-1963, Conference ID 3278948

To access the live webcast, the recorded conference call replay, and other materials, please visit Assertio’s investor relations website at http://investor.assertiotx.com/overview/default.aspx. Please connect at least 15 minutes prior to the live webcast to ensure adequate time for any software download that may be needed to access the webcast. The replay will be available approximately two hours after the call on Assertio’s investor website.

3 Non-GAAP measures are reconciled to the corresponding GAAP measures in the schedules attached.

About Assertio

Assertio is a pharmaceutical company with comprehensive commercial capabilities offering differentiated products designed to address patients’ needs. Our focus is on supporting patients by marketing products primarily in the oncology market. To learn more about Assertio, visit www.assertiotx.com.
Investor Contact
Longacre Square Partners
assertio@longacresquare.com

Forward Looking Statements

The statements in this communication include forward-looking statements. Forward-looking statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs. Forward-looking statements speak only as of the date they are made or as of the dates indicated in the statements and should not be relied upon as predictions of future events, as there can be no assurance that the events or circumstances reflected in these statements will be achieved or will occur. Forward-looking statements can often, but not always, be identified by the use of forward-looking terminology such as “anticipate,” “approximate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “may,” “might,” “opportunity,” “plan,” “potential,” “project,” “prospective,” “pursue,” “seek,” “should,” “strategy,” “target,” “will,” or the negative of these words and phrases, other variations of these words and phrases or comparable terminology. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those contemplated by the statements, including: Assertio’s ability to grow sales and the commercial success and market acceptance of Rolvedon and Assertio’s other products, including the coverage of Assertio’s products by payors and pharmacy benefit managers; Assertio’s ability to successfully develop and execute its sales, marketing and promotional strategies; the impact on sales and profits from the entry and sales of generics of Assertio’s products and/or other products competitive with any of Assertio’s products, including, but not limited to, biosimilars and indomethacin suppositories compounded by hospitals and other institutions and a 503B compounder which Assertio believes is violating certain provisions of the Federal Food, Drug and Cosmetic Act; the timing and impact of additional generic approvals and uncertainty around the recent approvals and launches of generic Indocin products, which are not patent protected and now face generic competition; Assertio’s ability to execute the planned simplification of its corporate structure, which includes the recent divestiture of Assertio Therapeutics and ongoing efforts to consolidate operations and align products under a single entity – while ensuring uninterrupted product supply for patients, in a manner that achieves on a timely basis the anticipated operating efficiencies and complies with applicable legal and regulatory requirements; Assertio’s ability to successfully identify and execute business development and other strategic transactions; Assertio’s ability to achieve the expected financial performance from product candidates and/or products we acquire as well as delays, challenges and expenses, and unexpected liabilities and costs associated with obtaining regulatory approval and launching or integrating, as applicable, and operating newly-acquired product candidates and/or products, including its expectations around its ability to grow the sales and profitability of ROLVEDON; expectations regarding changes in product volume and mix and the impact those changes may have on Assertio’s operating results; expectations regarding the recoverability of long-lived assets; expected industry trends, including pricing pressures and managed healthcare practices; Assertio’s ability to retain executive leadership and key employees; the ability of Assertio’s third-party manufacturers to manufacture adequate quantities of commercially salable inventory and active pharmaceutical ingredients for each of Assertio’s products on commercially reasonable terms and in compliance with their contractual obligations to Assertio, and Assertio’s ability to maintain its supply chain which relies on single-source suppliers; the outcome of, and Assertio’s intentions with respect to, any pending and potential future disputes, litigation or government investigations, as well as the costs and expenses associated therewith; the timing, cost and results of Assertio’s clinical studies and other research and development efforts, including the extent to which data from the Rolvedon same-day dosing trial, which was completed in the fourth quarter of 2024 and published in the January 2026 issue of the peer- reviewed journal, The Oncologist, may be subsequently included in the National Comprehensive Cancer Network guidelines to support Assertio’s ongoing commercialization efforts; Assertio’s compliance or non-compliance with, or being subject to, legal and regulatory requirements related to the development or promotion of pharmaceutical products in the U.S., the extent to which the current U.S. federal administration may impose or seek to impose leadership, rule and/or policy changes impacting Assertio’s business, including CMS’s recently proposed new drug payment models to lower drug prices for Medicare beneficiaries under which CMS would explore potential adjustments to Medicare drug inflation rebate calculations by comparison to international drug pricing information, as well as legal challenges and uncertainty around the funding, functioning, regulatory and policy priorities of U.S. federal regulatory agencies; Assertio’s ability to obtain and maintain intellectual property protection for its products and operate its business without infringing the intellectual property rights of others; variations in revenues obtained from commercialization agreements and the accounting treatment with respect thereto; Assertio’s common stock maintaining compliance with The Nasdaq Capital Market’s minimum closing bid requirement of at least $1.00 per share; and the potential impacts of changes to U.S. and international trade policies, especially in light of the tariffs recently announced or imposed by the new U.S. federal administration, including announced plans to impose up to 100% tariffs on imported branded or patented pharmaceuticals subject to certain exceptions, and tariffs and other retaliatory actions, including legal challenges, taken by other countries, which may be followed by further changes to existing trade agreements and the imposition of further tariffs. For a discussion of additional factors that could cause actual results to differ materially from those contemplated by forward-looking statements, see the risks described in Assertio’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission. Many of these risks and uncertainties may be exacerbated by public health emergencies and general macroeconomic conditions. Assertio does not assume, and hereby disclaims, any obligation to update forward-looking statements, except as may be required by law.

Non-GAAP Financial Measures

To supplement the Company’s financial results presented on a U.S. generally accepted accounting principles (“GAAP”) basis, the Company has included information about non-GAAP measures of EBITDA, adjusted EBITDA, adjusted earnings, and adjusted earnings per share as useful operating metrics. The Company believes that the presentation of these non-GAAP financial measures, when viewed with results under GAAP and the accompanying reconciliation, provides supplementary information to analysts, investors, lenders, and the Company’s management in assessing the Company’s performance and results from period to period. The Company uses these non-GAAP measures internally to understand, manage and evaluate the Company’s performance, and in part, in the determination of bonuses for executive officers and employees. These non-GAAP financial measures should be considered in addition to, and not a substitute for, or superior to, net income or other financial measures calculated in accordance with GAAP. Non-GAAP financial measures used by us may be calculated differently from, and therefore may not be comparable to, non-GAAP measures used by other companies.

Specified Items

Non-GAAP measures presented within this release exclude specified items. The Company considers specified items to be significant income/expense items not indicative of current operations. Specified items may include adjustments to interest expense and interest income, income tax expense (benefit), depreciation expense, amortization expense, sales reserves adjustments for products the Company is no longer selling, stock-based compensation expense, fair value adjustments to contingent consideration or derivative liability, expenses or gains recognized for legal settlements, net of any insurance proceeds, losses or other costs incurred upon the divestiture of subsidiaries or cessation of product lines, restructuring charges, amortization of fair value inventory step-up as a result of purchase accounting, transaction-related costs, gains, losses or impairments from adjustments to long-lived assets and assets not part of current operations, changes in valuation allowances on deferred tax assets, and gains or losses resulting from debt refinancing or extinguishment.

Revisions to Specified Items

Beginning with the first quarter of 2025, adjusted EBITDA excludes legal settlement costs incurred during the period, as these charges relate to non-recurring and non-operational matters. Management believes that excluding such items provides investors with a clearer understanding of the Company’s underlying operating performance by removing the impact of items that are not indicative of continuing operations. Prior period amounts of Adjusted EBITDA have been recast to conform to this presentation.

ASSERTIO HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Product sales, net	$12,823	$29,587	$117,100	$120,849
Royalty revenue	719	495	1,613	2,012
Other revenue	—	2,100	—	2,100
Total revenues	13,542	32,182	118,713	124,961
Costs and expenses:
Cost of sales	3,266	11,611	35,383	39,227
Research and development expenses	486	1,286	1,690	3,822
Selling, general and administrative expenses	13,135	21,416	69,000	75,051
Change in fair value of contingent consideration	—	(544)	(276)	(244)
Amortization of intangible assets	5,804	6,671	29,863	25,644
Impairment of intangible assets	—	5,217	1,700	5,217
Restructuring charges	2,600	—	2,889	720
Total costs and expenses	25,291	45,657	140,249	149,437
Loss from operations	(11,749)	(13,475)	(21,536)	(24,476)
Other income (expense):
Loss on Assertio Therapeutics divestiture	—	—	(8,174)	—
Interest expense	(772)	(763)	(3,075)	(3,039)
Interest income	606	780	2,665	3,221
Other gain, net	168	2,709	180	2,765
Total other income (expense)	2	2,726	(8,404)	2,947
Net loss before income taxes	(11,747)	(10,749)	(29,940)	(21,529)
Income tax (expense) benefit	(181)	273	(435)	(52)
Net loss and comprehensive loss	$(11,928)	$(10,476)	$(30,375)	$(21,581)

Basic and diluted net loss per share*	$(1.86)	$(1.65)	$(4.74)	$(3.40)
Shares used in computing basic and diluted net loss per share*	6,420	6,367	6,403	6,351
(*) Basic and diluted net loss per share and shares used in computing basic and diluted net loss per share for the three months ended December 31, 2024 and the year ended December 31, 2024 have been adjusted to reflect the 1-for-15 reverse stock split effected on December 26, 2025.

ASSERTIO HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	December 31,
	2025	2024
ASSETS
Current assets:
Cash and cash equivalents	$10,229	$50,588
Short-term investments	53,176	49,466
Accounts receivable, net	120,110	54,120
Inventories, net	24,120	38,308
Prepaid and other current assets	9,011	10,067
Total current assets	216,646	202,549
Property and equipment, net	444	586
Intangible assets, net	48,908	80,471
Other long-term assets	972	1,126
Total assets	$266,970	$284,732
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,014	$14,736
Accrued rebates, returns and discounts	99,366	76,304
Accrued liabilities	14,282	18,847
Contingent consideration, current portion	—	726
Other current liabilities	4,851	4,075
Total current liabilities	127,513	114,688
Long-term debt	39,124	38,813
Other long-term liabilities	6,381	10,150
Total liabilities	173,018	163,651
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 200,000,000 shares authorized; 6,421,899 and 6,369,133 shares issued and outstanding as of December 31, 2025 and December 31, 2024, respectively*	1	1
Additional paid-in capital*	797,450	794,204
Accumulated deficit	(703,499)	(673,124)
Total shareholders’ equity	93,952	121,081
Total liabilities and shareholders' equity	$266,970	$284,732
(*) Shares issued and outstanding, common stock and additional paid-in capital as of December 31, 2024 have been adjusted to reflect the 1-for-15 reverse stock split effected on December 26, 2025.

ASSERTIO HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Year Ended December 31,
	2025	2024
Operating Activities
Net loss	$(30,375)	$(21,581)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	30,005	25,829
Amortization of debt issuance costs	475	439
Accretion of interest income from short-term investments	93	(542)
Impairment of intangible assets	1,700	5,217
Loss on Assertio Therapeutics divestiture	8,174	—
Recurring fair value measurements of assets and liabilities	(435)	(397)
Payment of contingent consideration	(450)	(1,730)
Stock-based compensation	3,454	5,009
Provisions for inventory	4,510	8,960
Changes in assets and liabilities, net of acquisition:
Accounts receivable	(65,990)	(6,457)
Inventories	9,678	(9,583)
Prepaid and other assets	1,209	4,334
Accounts payable and other accrued liabilities	(13,292)	(1,256)
Accrued rebates, returns and discounts	23,062	18,166
Net cash (used in) provided by operating activities	(28,182)	26,408
Investing Activities
Assertio Therapeutics divestiture	(8,174)	—
Proceeds from maturities of short-term investments	115,383	49,694
Purchases of short-term investments	(119,197)	(98,605)
Net cash used in investing activities	(11,988)	(48,911)
Financing Activities
Payments related to the vesting and settlement of equity awards, net	(189)	(350)
Net cash used in financing activities	(189)	(350)
Net decrease in cash and cash equivalents	(40,359)	(22,853)
Cash and cash equivalents at beginning of year	50,588	73,441
Cash and cash equivalents at end of year	$10,229	$50,588
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$2,600	$2,600

RECONCILIATION OF GAAP NET LOSS TO NON-GAAP EBITDA and ADJUSTED EBITDA
(in thousands)
(unaudited)

	Three Months Ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024	Financial Statement Classification
GAAP Net Loss	$(11,928)	$(10,476)	$(30,375)	$(21,581)
Interest expense	772	763	3,075	3,039	Interest expense
Income tax expense (benefit)	181	(273)	435	52	Income tax expense
Depreciation expense	36	38	142	184	Selling, general and administrative expenses
Amortization of intangible assets	5,804	6,671	29,863	25,644	Amortization of intangible assets
EBITDA (Non-GAAP)	(5,135)	(3,277)	3,140	7,338
Adjustments:
Legacy product reserves(1)	—	(2,100)	—	(2,100)	Other revenue
Stock-based compensation	97	1,098	3,454	5,009	Selling, general and administrative expenses
Change in fair value of contingent consideration (2)	—	(544)	(276)	(244)	Change in fair value of contingent consideration
Employee Retention Credits (3)	—	—	(2,383)	—	Selling, general and administrative expenses
Legal settlements, net of insurance proceeds (4)	—	3,965	3,543	1,149	Selling, general and administrative expenses
Loss on Assertio Therapeutics divestiture and related charges (5)	—	—	9,309	—	Multiple
Expenses related to decommercialization of Otrexup (6)	(900)	—	4,160	—	Multiple
Impairment of intangible assets	—	5,217	1,700	5,217	Impairment of intangible assets
Restructuring costs (7)	2,600	—	2,889	720	Restructuring charges
Other (8)	(770)	(920)	(2,829)	1,203	Multiple
Adjusted EBITDA (Non-GAAP)	$(4,108)	$3,439	$22,707	$18,292
(1)Represents removal of the impact of revenue adjustment to reserves for product sales allowances (gross-to-net-sales allowances) estimates related to previously divested products.
(2)The fair value of the contingent consideration is remeasured each reporting period, with changes in the fair value resulting from changes in the underlying inputs being recognized as a benefit or expense in operating expenses until the contingent consideration arrangement is settled.
(3)Amounts related to income recognized in the period from the lapsing of the statute of limitations for employee retention tax credits.
(4)Legal settlements, net of insurance proceeds, represents the net impact of legal settlements reached in the period. For the twelve months ended December 31, 2025, amount primarily includes the net impact of the Luo securities class action. Prior period amounts of Adjusted EBITDA have been recast to conform to this presentation.
(5)For the twelve months ended December 31, 2025, amount includes the $8.2 million loss recognized upon the divestiture of the Assertio Therapeutics subsidiary including approximately $1.0 million of one-time costs included in SG&A incurred associated with the closing of the transaction.
(6)Amounts related to costs incurred by the Company related to its decision to cease commercializing Otrexup. For the twelve months ended December 31, 2025, amount includes SG&A costs of $1.7 million and cost of sales of $2.5 million. These costs were primarily associated with the write-off of inventory (including inventory held at the Company’s contract manufacturers for Otrexup), the write-off of certain prepaid assets and the recognition of an accrual for the minimum purchase obligation required under the Otrexup supply agreement with Antares Pharma, Inc., and expenses associated with the settlement of legal claims related to ceasing commercialization of Otrexup.
(7)Restructuring costs represent non-recurring costs associated with the Company’s announced restructuring plans.
(8)Other for the three and twelve months ended December 31, 2025 and 2024 represent the following adjustments (in thousands):

	Three Months Ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024	Financial Statement Classification
Amortization of inventory step-up	$—	$—	$—	$4,564	Cost of sales
Interest income	(606)	(780)	(2,665)	(3,221)	Interest income
Derivative fair value adjustment	(164)	(140)	(164)	(140)	Other income, net
Total Other	$(770)	$(920)	$(2,829)	$1,203

RECONCILIATION OF GAAP NET LOSS and NET LOSS PER SHARE TO
NON-GAAP ADJUSTED EARNINGS and ADJUSTED EARNINGS PER SHARE (1)
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended December 31,
	2025		2024
	Amount	Diluted EPS (2)	Amount	Diluted EPS*(2)
Net loss per share (GAAP) (2)	$(11,928)	$(1.86)	$(10,476)	$(1.65)
Add: Convertible debt interest expense and other income statement impacts, net of tax(2)	—		—
Adjustments
Amortization of intangible assets	5,804		6,671
Legacy products revenue reserves	—		(2,100)
Stock-based compensation	97		1,098
Legal settlements, net of insurance proceeds	—		3,965
Expenses related to decommercialization of Otrexup	(900)		—
Change in fair value of contingent consideration	—		(544)
Contingent consideration cash payable (3)	—		(1,099)
Impairment of intangible assets	—		5,217
Restructuring charges	2,600		—
Other	(770)		(920)
Income tax expense, as adjusted (4)	(1,708)		(1,768)
Adjusted earnings (Non-GAAP)	$(6,805)	$(1.06)	$44	$0.01

Diluted shares used in calculation (GAAP) *(2)	6,420		6,367
Add: Dilutive effect of stock-based awards and equivalents *(2)	—		37
Add: Dilutive effect of 2027 Convertible Notes *(2)	—		—
Diluted shares used in calculation (Non-GAAP) *(2)	6,420		6,404
(*) Diluted EPS, Diluted shares used in the calculation of diluted EPS and Adjusted earnings per share for the three months ended December 31, 2024 have been adjusted to reflect the 1-for-15 reverse stock split effected on December 26, 2025.
(1)Certain adjustments included here are the same as those reflected in the Company’s reconciliation of GAAP net loss to non-GAAP adjusted EBITDA and therefore should be read in conjunction with that reconciliation and respective footnotes.
(2)The Company uses the if-converted method with respect to its convertible debt to compute GAAP and Non-GAAP diluted earnings per share when the effect is dilutive. Under the if-converted method, the Company assumes the 2027 Convertible Notes were converted at the beginning of each period presented and outstanding. As a result, interest expense, net of tax, and any other income statement impact associated with the 2027 Convertible Notes, net of tax, is added back to net income used in the diluted earnings per share calculation.
For the three months ended December 31, 2025, the Company’s potentially dilutive convertible debt under the if-converted method and stock-based awards under the treasury-stock method were not included in either the computation of GAAP net loss and diluted net loss per share or non-GAAP adjusted loss and adjusted loss per share, because to do so would be anti-dilutive.
For the three months ended December 31, 2024, the Company’s potentially dilutive convertible debt under the if-converted method and stock-based awards under the treasury-stock method were not included in the computation of GAAP net loss and diluted net loss per share, and the potentially dilutive convertible debt under the if-converted method were not included in non-GAAP adjusted earnings and adjusted earnings per share, because to do so would be anti-dilutive. However, the potentially dilutive stock-based awards under the treasury-stock method were included in the computation of non-GAAP adjusted earnings and adjusted earnings per share because the effect was dilutive.
(3)Represents the accrued cash payable, if any, of the INDOCIN contingent consideration for the respective period based on 20% royalty for annual INDOCIN net sales over $20.0 million.
(4)Represents the Company’s income tax expense adjustment from the tax effect of pre-tax adjustments excluded from adjusted earnings. The tax effect of pre-tax adjustments excluded from adjusted earnings is computed at the blended federal and state statutory rate of 25%.

RECONCILIATION OF GAAP NET LOSS and NET LOSS PER SHARE TO
NON-GAAP ADJUSTED EARNINGS and ADJUSTED EARNINGS PER SHARE (1)
(in thousands, except per share amounts)
(unaudited)

	Twelve Months Ended December 31,
	2025		2024
	Amount	Diluted EPS (2)	Amount	Diluted EPS*(2)
Net loss (GAAP) (2)	$(30,375)	$(4.74)	$(21,581)	$(3.40)
Add: Convertible debt interest expense and other income statement impacts, net of tax (2)	—		—
Adjustments
Amortization of intangible assets	29,863		25,644
Legacy products revenue reserves	—		(2,100)
Stock-based compensation	3,454		5,009
Employee Retention Credits	(2,383)		—
Legal settlements, net of insurance proceeds	3,543		1,149
Loss on Assertio Therapeutics divestiture and related charges	9,309		—
Expenses related to decommercialization of Otrexup	4,160		—
Change in fair value of contingent consideration	(276)		(244)
Contingent consideration cash payable (3)	—		(1,352)
Contingent consideration cash payable (3)	1,700		5,217
Restructuring charges	2,889		720
Other	(2,829)		1,203
Income tax expense, as adjusted (4)	(9,889)		(7,507)
Adjusted earnings (Non-GAAP)	$9,166	$1.42	$6,158	$0.90

Diluted shares used in calculation (GAAP) *(2)	6,403		6,351
Add: Dilutive effect of stock-based awards and equivalents *(2)	34		516
Add: Dilutive effect of 2027 Convertible Notes *(2)	—		—
Diluted shares used in calculation (Non-GAAP) *(2)	6,437		6,867
(*) Diluted EPS, Diluted shares used in the calculation of diluted EPS and Adjusted earnings per share for the year ended December 31, 2024 have been adjusted to reflect the 1-for-15 reverse stock split effected on December 26, 2025.
(1)Certain adjustments included here are the same as those reflected in the Company’s reconciliation of GAAP net loss to non-GAAP adjusted EBITDA and therefore should be read in conjunction with that reconciliation and respective footnotes.
(2)The Company uses the if-converted method with respect to its convertible debt to compute GAAP and non-GAAP diluted earnings per share when the effect is dilutive. Under the if-converted method, the Company assumes the 2027 Convertible Notes were converted at the beginning of each period presented and outstanding. As a result, interest expense, net of tax, and any other income statement impact associated with the 2027 Convertible Notes, net of tax, is added back to net income used in the diluted earnings per share calculation.
For the twelve months ended December 31, 2025 and 2024, the Company’s potentially dilutive convertible debt under the if-converted method and stock-based awards under the treasury-stock method were not included in the computation of GAAP net loss and diluted net loss per share, and the potentially dilutive convertible debt under the if-converted method were not included in non-GAAP adjusted earnings and adjusted earnings per share, because to do so would be anti-dilutive. However, the potentially dilutive stock-based awards under the treasury-stock method were included in the computation of non-GAAP adjusted earnings and adjusted earnings per share because the effect was dilutive.
(3)Represents the accrued cash payable, if any, of the INDOCIN contingent consideration for the respective period based on 20% royalty for annual INDOCIN net sales over $20.0 million.
(4)Represents the Company’s income tax expense adjustment from the tax effect of pre-tax adjustments excluded from adjusted earnings. The tax effect of pre-tax adjustments excluded from adjusted earnings is computed at the blended federal and state statutory rate of 25%.